Exhibit 99.1
THE AES CORPORATION
UNAUDITED PRO FORMA FINANCIAL INFORMATION

On March 20, 2018, The AES Corporation ("AES" or the "Company") completed the previously announced sale of its entire 51% equity interest in its businesses in the Philippines to SMC Global Power Holdings Corp. for $1.05 billion in proceeds. The sale included AES' equity interest in the 630 MW Masinloc coal-fired power plant in operation, the 335 MW Masinloc 2 coal-fired power plant under construction and the 10 MW Masinloc energy storage project in operation. The Company will use the proceeds from the sale to retire $700 million aggregate principal amount of its 5.50% Senior Unsecured Notes due in 2024 and 2025 that were recently tendered. The remainder of the proceeds will primarily be used to retire approximately $250 million of other Parent debt.
The following unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements for the Company, adjusted to reflect the sale of Masinloc.

THE AES CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
YEAR ENDED DECEMBER 31, 2017

	Historical	Pro Forma Adjustments(a)	Pro Forma
	(in millions, except per share amounts)
Revenue:
Regulated	$3,109	$—	$3,109
Non-Regulated	7,421	(449)	6,972
Total revenue	10,530	(449)	10,081
Cost of Sales:
Regulated	(2,656)	—	(2,656)
Non-Regulated	(5,410)	303	(5,107)
Total cost of sales	(8,066)	303	(7,763)
Operating margin	2,464	(146)	2,318
General and administrative expenses	(215)	3	(212)
Interest expense	(1,170)	18	(1,152)
Interest income	244	—	244
Loss on extinguishment of debt	(68)	—	(68)
Other expense	(57)	—	(57)
Other income	120	(2)	118
Loss on disposal and sale of businesses	(52)	—	(52)
Asset impairment expense	(537)	—	(537)
Foreign currency transaction gains (losses)	42	(14)	28
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	771	(141)	630
Income tax expense	(990)	49	(941)
Net equity in earnings of affiliates	71	—	71
INCOME (LOSS) FROM CONTINUING OPERATIONS	(148)	(92)	(240)
Less: Income from continuing operations attributable to noncontrolling interests and redeemable stock of subsidiaries	(359)	48	(311)
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(507)	$(44)	$(551)
EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax
Basic	$(0.77)	$(0.07)	$(0.84)
Diluted	(0.77)	$(0.07)	(0.84)
Weighted-average shares of common stock outstanding (in millions)
Basic	660		660
Diluted	660		660
See Notes to Pro Forma Condensed Consolidated Financial Statements.

THE AES CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2017

	Historical	Pro Forma Adjustments		Pro Forma
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$949	1,050	(b)	$1,999
Restricted cash	274	—		274
Short-term investments	424	—		424
Accounts receivable, net	1,463	—		1,463
Inventory	562	—		562
Prepaid expenses	62	—		62
Other current assets	630	—		630
Current assets of discontinued operations and held-for-sale businesses	2,034	(1,444)	(c)	590
Total current assets	6,398	(394)		6,004
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	502	—		502
Electric generation, distribution assets and other	24,119	—		24,119
Accumulated depreciation	(7,942)	—		(7,942)
Construction in progress	3,617	—		3,617
Property, plant and equipment, net	20,296	—		20,296
Other Assets:
Investments in and advances to affiliates	1,197	—		1,197
Debt service reserves and other deposits	565	—		565
Goodwill	1,059	—		1,059
Other intangible assets, net of	366	—		366
Deferred income taxes	130	—		130
Service concession assets, net	1,360	—		1,360
Other noncurrent assets	1,741	—		1,741
Noncurrent assets of discontinued operations and held-for-sale businesses	—	—		—
Total other assets	6,418	—		6,418
TOTAL ASSETS	$33,112	(394)		$32,718
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,371	—		$1,371
Accrued interest	228	—		228
Accrued and other liabilities	1,232	36	(d)	1,268
Non-recourse debt	2,164	—		2,164
Current liabilities of discontinued operations and held-for-sale businesses	1,033	(952)	(c)	81
Total current liabilities	6,028	(916)		5,112
NONCURRENT LIABILITIES
Recourse debt	4,625	—		4,625
Non-recourse debt	13,176	—		13,176
Deferred income taxes	1,006	—		1,006
Pension and other postretirement liabilities	230	—		230
Other noncurrent liabilities	2,365	—		2,365
Noncurrent liabilities of discontinued operations and held-for-sale businesses	—	—		—
Total noncurrent liabilities	21,402	—		21,402
Commitments and Contingencies
Redeemable stock of subsidiaries	837	—		837
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock	8	—		8
Additional paid-in capital	8,501	—		8,501
Accumulated deficit	(2,276)	777	(d)	(1,499)
Accumulated other comprehensive loss	(1,876)	(15)		(1,891)
Treasury stock, at cost	(1,892)	—		(1,892)
Total AES Corporation stockholders’ equity	2,465	762		3,227
NONCONTROLLING INTERESTS	2,380	(240)	(e)	2,140
Total equity	4,845	522		5,367
TOTAL LIABILITIES AND EQUITY	$33,112	(394)		$32,718
See Notes to Pro Forma Condensed Consolidated Financial Statements.

THE AES CORPORATION
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1. BASIS OF PRO FORMA PRESENTATION
The unaudited pro forma financial information is presented to illustrate the effect of the sale of Masinloc on the Company's historical financial position and operating results. The unaudited pro forma condensed consolidated balance sheet is as of December 31, 2017 and is based upon our historical statements after giving effect to the sale of Masinloc as if it had occurred on December 31, 2017. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017 is based upon our historical statements after giving effect to the sale of Masinloc as if it had occurred on January 1, 2017. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company contained in the Annual Report on Form 10-K for the year ended December 31, 2017.
The unaudited pro forma condensed consolidated financial statements have been prepared in conformity with Article 11 of Regulation S-X. In addition, this unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the sale of Masinloc been completed as of the dates presented, and should not be taken as representation of our future consolidated results of operations or financial condition. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances; however, actual amounts could differ.

2. PRO FORMA ADJUSTMENTS
The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:
(a) Reflects the elimination of the operating results related to the Masinloc assets sold.
(b) Reflects the receipt of cash consideration of $1.05 billion at the closing of the transaction. Substantially all of the sales proceeds are expected to be subsequently used to reduce parent debt.
(c) Reflects Masinloc's assets and liabilities, which were classified as held for sale as of December 31, 2017 as reported in the Company's Form 10-K as of December 31, 2017.
(d) Reflects the estimated gain of approximately $777 million attributable to AES, net of estimated transaction and other directly attributable costs, arising from the transaction as of March 20, 2018. This estimated gain has not been reflected in the pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the sale.
(e) Reflects the removal of the noncontrolling interest upon deconsolidation.